EXHIBIT 99.4
SWAP TRANSACTION CONFIRMATION
[Class A-2 Notes]

Date:	January 24, 2008

To:	Nissan Auto Receivables 2008-A Owner Trust
c/o Wilmington Trust Company, as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
	Attention: Nissan Auto Receivables 2008-A Owner Trust	(“Party B”)

With a copy to: Rachel Serina, CTP
Senior Treasury Manager, Funding
Nissan North America, Inc.
BellSouth Tower
333 Commerce Street
10th Floor, B-10-C
Nashville, TN 37201-1800
Telephone: 615-725-8146
Facsimile: 615-725-1720

From:	HSBC BANK USA, National Association 452 5th Avenue New York, New York 10018 Attention: Christian McGreevy Telephone: 212-525-8710 Facsimile: 212-575-5517	(“Party A”)

Ref. No.	492294HN
Dear Sir or Madam:
The purpose of this letter (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.
1. The definitions and provisions contained in (i) the 2006 ISDA Definitions (the “ISDA Definitions”), as published by the International Swaps and Derivatives Association, Inc, and (ii) the Indenture dated as of January 24, 2008 (the “Indenture”) between Party B and Wells Fargo Bank, National Association, as indenture trustee, relating to the issuance by Party B of certain debt obligations, are incorporated into this Confirmation. In the event of any inconsistency between the ISDA Definitions and this Confirmation, this Confirmation will
Issuer Confirmation

govern. References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for purposes of the ISDA Definitions. Capitalized terms used but not defined herein have the meanings ascribed to them in the Indenture.
2.	The terms of the particular Transaction to which the Confirmation relates are as follows:

Transaction Type:	Interest Rate Swap

Currency for Payments:	U.S. Dollars

Notional Amount:	For the Initial Calculation Period, the Notional Amount shall be equal to USD 280,000,000. For each subsequent Calculation Period, the Notional Amount shall be equal to the aggregate note balance of the Class A-2 Notes on the first day of such Calculation Period. With respect to any Payment Date, the aggregate note balance of the Class A-2 Notes will be determined using the Servicer’s Certificate issued on the Determination Date immediately preceding the Payment Date (giving effect to any reductions of the note balance of the Class A-2 Notes reflected in such Servicer’s Certificate).

Initial Calculation Period:	January 24, 2008 to but excluding February 15, 2008.

Term:

Trade Date:	January 15, 2008

Effective Date:	January 24, 2008

Termination Date:	The earlier of (i) May 17, 2010 and (ii) the date on which the note balance of the Class A-2 Notes is reduced to zero.

Business Day Convention:	Following

Business Day:	New York, Delaware, Minnesota, Tennessee and Texas

Fixed Amounts:

Fixed Rate Payer:	Party B

Calculation Period End Dates:	Monthly on the 15th of each month, commencing February 15, 2008, through and including the Termination Date; No Adjustment.

Payment Dates:	Monthly on the 15th of each month, commencing February 15, 2008, through and including the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Fixed Rate:	3.35%

2	Issuer Confirmation

Fixed Rate Day Count Fraction:	30/360

Floating Amounts:

Floating Rate Payer:	Party A

Calculation Period End Dates:	Monthly on the 15th of each month, commencing February 15, 2008, through and including the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Payment Dates:	Monthly on the 15th of each month, commencing February 15, 2008, through and including the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1 Month

Spread:	None

Initial LIBOR Setting:	1 Month USD-LIBOR-BBA

Floating Rate Day	Actual/360
Count Fraction:

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable
3.	The additional provisions of this Confirmation are as follows:

Calculation Agent:	As set forth in the Agreement.

Payments to Party A:	HSBC Bank USA, National Association
ABA # 021-001-088
For Credit to Department 299
A/C: 000-04929-8
HSBC Derivative Products Group

3	Issuer Confirmation

Payments to Party B:	Wells Fargo Bank, N.A.
ABA: 121000248
Acct: 0001038377
Acct Name: Wells Fargo Corporate Trust
For further credit: Acct #22694401 NAROT 08-A
Collection Acct
Attn: Amanda Berg
Telephone: 612-667-8488
4.	Documentation
This Confirmation supplements, forms a part of, and is subject to, the 2002 ISDA Master Agreement, dated as of January 15, 2008 (including the Schedule thereto) as amended and supplemented from time to time (the “Agreement”) between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified herein. Unless otherwise provided in the Agreement, this Confirmation is governed by the laws of the State of New York.
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4	Issuer Confirmation

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us.

Very truly yours, HSBC BANK USA, NATIONAL ASSOCIATION
By:
Name:
Title:

By:
Name:
Title:

Accepted and confirmed as of the date first above written:
NISSAN AUTO RECEIVABLES 2008-A OWNER TRUST

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as owner trustee

By:
Name:
Title:

5	Issuer Confirmation